Exhibit 10.3

Execution Version

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”), is made and entered into as of the 28 day of June, 2019, by and among PolyPid Ltd., an Israeli private company (the “Company”), the entities and individuals identified in Schedule 1 attached hereto (collectively, the “Existing Investors”), and each individual or entity identified on the signature pages hereto and on Schedule 2 attached hereto (the “Series E-1 Investors” and/or the “Purchasers”), and together with the Existing Investors, the  “Investor(s)”).

RECITALS

WHEREAS, the Company and the Existing Investors are parties to that certain Amended and Restated Investors’ Rights Agreement, dated as of October 31, 2017 (the “Current IRA”);

WHEREAS, the Company and the Purchasers are parties to that certain Securities Purchase Agreement, dated as of June 28, 2019 (the “Purchase Agreement”), whereby the Company is issuing for sale (the “Offering”) a maximum of USD $40,000,000 (the “Maximum Amount”), subject to  increase, as set forth herein, of shares of Series E-1 preferred stock, USD $0.22 par value per share (the “Series E-1 Preferred Shares”) to Purchasers who are “accredited investors” within the meaning of Rule 501(a) of the Securities Act (as defined herein).  The aggregate minimum Offering amount will be USD $15,000,000 and the Maximum Amount may be increased by up to USD $10,000,000 to accommodate demand with the approval of the Company and National Securities Corporation, a Washington corporation and the placement agent for the Offering (the “Placement Agent”); and

WHEREAS, in order to induce the Company to enter into the Purchase Agreement and to induce the Purchasers to invest funds in the Company pursuant to the Purchase Agreement, the Investors and the Company hereby agree that this Agreement shall amend and restate, and supersede in its entirety, the Current IRA, and shall govern the rights of the Investors to cause the Company to register Company shares issued or issuable to the Investors, to receive certain information from the Company, and certain other matters as set forth in this Agreement.

NOW, THEREFORE, the parties hereby agree to amend and restate the Current IRA as follows:

1.                                      Definitions.  For purposes of this Agreement:

1.1                               “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

1.2                               “Amended AOA” means the Company’s Amended and Restated Articles of Association, as defined in and adopted in conjunction with each closing of the Purchase Agreement (each, a “Closing”), as may be lawfully amended from time to time in accordance with its terms and applicable law.

1.3                               “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.4                               “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.5                               “Form F-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.6                               “Form F-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed or to be filed in the future by the Company with the SEC.

1.7                               “IFRS” means International Financial Reporting Standards.

1.8                               “Holder” means any holder of Registrable Securities who is a party to this Agreement.

1.9                               “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.10                        “IPO” means the Company’s first underwritten public offering of its Ordinary Shares under the Securities Act.

1.11                        “Majority in Interest” means such holders of Remaining Preferred Shares of the Company holding more than fifty percent (50%) of the issued and outstanding Remaining Preferred Shares held by all of the holders of Remaining Preferred Shares.

1.12                        “Major Shareholder” means: (i) the Series D Investors, (ii) the Series D-3 Investor, (iii) the Series E Investor, (iv) the Series E-1 Investor, and (v) any other Investor hereunder that, individually or together with such Investor’s Permitted Transferee (as defined in the Amended AOA), holds, at the relevant time, at least three percent (3%) of the Company’s equity on a fully-diluted basis.

1.13                        “Majority Investors” shall mean the shareholders holding the majority (more than fifty percent (50%)) of the issued and outstanding Preferred E Shares, Series D-1 Preferred Shares, Series D-2 Preferred Shares and Series D-3 Preferred Shares, pari passu, on an as converted basis, which majority shall in all events include the Lead Investor, as long as the Lead Investor (and its Permitted Transferees) (as such terms are defined in the Amended AOA) continues to hold at least fifty percent (50%) of the Series D-1 Preferred Shares issued to it at the closing of the Series D-1 Securities Purchase Agreement (not including, for the avoidance of doubt, any Warrant Shares).

1.14                        “Ordinary Shares” means the Ordinary Shares of the Company, par value NIS 0.80 per share.

1.15                        “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.16                        “Preferred Shares” means Series A Preferred Shares, nominal value NIS 0.80 per share (the “Series A Preferred Shares”), Series A-1 Preferred Shares, nominal value NIS 0.80 per share (the “Series A-1 Preferred Shares”), Series B Preferred Shares, nominal value NIS 0.80 per share (the “Series B Preferred Shares”), Series B-1 Preferred Shares, nominal value NIS 0.80 per share (the “Series B-1 Preferred Shares”), Series C-1 Preferred Shares, nominal value NIS 0.80 per share (the “Series C-1 Preferred Shares”), Series C-2 Preferred Shares, nominal value NIS 0.80 per share (the “Series C-2 Preferred Shares”, and together with the Series C-1 Preferred Shares, the “Series C Preferred Shares”), Series D-1 Preferred Shares, nominal value NIS 0.80 per share (the “Series D-1 Preferred Shares”), Series D-2 Preferred Shares, nominal value NIS 0.80 per share (the “Series D-2 Preferred Shares”), Series D-3 Preferred Shares, nominal value NIS 0.80 per share (the “Series D-3 Preferred Shares”, and together with the Series D-1 Preferred Shares and Series D-2 Preferred Shares, the “Series D Preferred Shares”), Series E Preferred Shares, nominal value NIS 0.80 per share (the “Series E Preferred Shares”), and Series E-1 Preferred Shares, nominal value NIS 0.80 per share (the “Series E-1 Preferred Shares” and together with the Series E Preferred Shares, the “Preferred E Shares”), and “Remaining Preferred Shares” means all Preferred Shares other than the Series D Preferred Shares and the Preferred E Shares.

1.17                        “Registrable Securities” means (i) the Ordinary Shares issuable or issued upon conversion of the Preferred Shares; (ii) any Ordinary Shares issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company acquired by the Investors after the date hereof, including but not limited to the Warrant Shares; and (iii) any Ordinary Shares issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend, upon any stock split or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above.

1.18                        “Registrable Securities then outstanding”, or similar term, means the number of shares determined by adding the number of outstanding Ordinary Shares that are Registrable Securities and the number of Ordinary Shares issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.19                        “Restricted Securities” means the securities of the Company required to be notated with the legend set forth in Subsection 2.12(b) hereof.

1.20                        “SEC” means the Securities and Exchange Commission.

1.21                        “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.22                        “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.23                        “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.24                        “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, fees paid to financial advisors of the Company and any press releases expenses and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Subsection 2.6.

1.25                        “Series D Investors” means any holder of Series D-1 Preferred Shares and/or a Warrant for the Warrant Shares.

1.26                        “Series E Investor” means any holder of Series E Preferred Shares.

1.27                        “Warrant Shares” means the Series D-2 Preferred Shares issued or issuable upon exercise of the warrants granted by the Company to the Series D Investors, as detailed on the Capitalization Table attached hereto as Schedule 3 (the “Warrants”), and shall include the Ordinary Shares into which such Warrant Shares may be convertible at any time.

2.                                      Registration Rights.  The Company covenants and agrees as follows:

2.1                                     Demand Registration.

(a)                                 Form F-1 Demand.  If at any time after one hundred eighty (180) days after the effective date of the registration statement for the IPO the Company receives a request from the Majority Investors or the Majority in Interest that the Company file a Form F-1 registration statement with respect to Registrable Securities of such Holders having an anticipated aggregate public offering price (net of underwriting discounts and commissions) of at least USD $7,500,000, then the Company shall (x) within twenty (20) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders, and (y) as soon as practicable, and in any event within ninety (90) days after the date such request is given by the Initiating Holders, file a Form F-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holder, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1(c), 2.1(d) and 2.3.

(b)                                 Form F-3 Demand.  If at any time when it is eligible to use a Form F-3 registration statement, the Company receives a request from the Majority Investors or the Majority in Interest that the Company file a Form F-3 registration statement with respect to Registrable Securities of such Holders having an anticipated aggregate public offering price (net of underwriting discounts and commissions) of at least USD $3,000,000, then the Company shall (i) within twenty (20) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form F-3 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within fourteen (14) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1(c), 2.1(d) and 2.3. Notwithstanding the foregoing to the contrary, following the date on which the Company has received at least two requests under this Section from the Majority in Interest, then the majority of each class of Preferred Shares shall have a right to demand F-3 registration pursuant to this Section 2.3(b).

(c)                                  Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Subsection 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing (and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly), for a period of not more than ninety (90) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other shareholder during such ninety (90) day period.

(d)                                 The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(a): (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred and eighty (180) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith best efforts to cause such registration statement to become effective; (ii) after the Company has effected two registrations pursuant to Subsection 2.1(a) initiated by the Majority Investors and two registrations pursuant to Subsection 2.1(a) initiated by the Majority in Interest; or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities, all of which may be immediately registered on Form F-3 pursuant to a request made pursuant to Subsection 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(b) if the Company has effected two registrations pursuant to Subsection 2.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Subsection 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Subsection 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Subsection 2.1(d).

2.2                               Company Registration. If the Company proposes to register (including, for this purpose, any registration effected by the Company on Form F-1, any registration effected by the Company for any shareholder(s) other than the Holders, and any registration on Form F-3 in which shares of any shareholder will be registered, but not including the IPO, a registration relating to employee benefit plans or registration relating to corporate reorganization, or other transactions on Forms F-4 or any successor form, or a registration on any registration form that does not permit secondary sales or does not include substantially the same information statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration; the expenses of such withdrawn registration shall be borne by the Company in accordance with Subsection 2.6.

2.3                               Underwriting Requirements.

(a)                                 If, pursuant to Subsection 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Subsection 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company and shall be reasonably acceptable to majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Subsection 2.3, if the managing underwriter advises the Initiating Holders and/or the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Company shall advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated as follows: first, Registrable Securities which are, or which derive from, the Preferred E Shares (collectively, the “Series E Registrable Securities”) (pro rata to the respective number of Registrable Securities required by the Holders thereof to be included in the registration); second, to the extent possible, Registrable Securities which are, or which derive from, the Series D Preferred Shares, including for such purpose, the Warrant Shares (collectively, the “Series D Registrable Securities”) (pro rata to the respective number of Registrable Securities required by the Holders thereof to be included in the registration); and third, to the extent possible, other Registrable Securities (pro rata to the respective number of Registrable Securities requested by the Holders thereof to be included in the registration); provided, however, that in any event all Registrable Securities must be included in such registration prior to any other shares of the Company or its shareholders of shares which are not “Registrable Securities” under this Agreement.

(b)                                 In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Subsection 2.2 (Company Registration), the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their reasonable discretion determine will not jeopardize the success of the offering by the Company.  If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated as follows: first, all the securities to be included by the Company, second, to the extent possible, the Series E Registrable Securities (pro rata to the respective number of Registrable Securities required by the Holders thereof to be included in the registration); third, to the extent possible, the Series D Registrable Securities (including for such purpose, the Warrant Shares) (pro rata to the respective number of Registrable Securities required by the Holders thereof to be included in the registration); fourth, to the extent possible, other Registrable Securities (pro rata to the respective number of Registrable Securities requested by the Holders thereof to be included in the registration); and fifth, to the extent possible, other shares (pro rata to the respective number of such shares requested by the holders thereof to be included in the registration). Notwithstanding the foregoing, (i) in no event shall the number of Series E Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, and (ii) in no event shall the number of Series E Registrable Securities and Series D Registrable Securities included in the offering be reduced below fifty percent (50%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other shareholders’ securities are included in such offering. For purposes of the provision in this Subsection 2.3(b) concerning apportionment, any selling Holder’s holdings shall be aggregated with the holdings of its Permitted Transferees, which shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c)                                  For purposes of Subsection 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Subsection 2.3(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.4                               Obligations of the Company.  Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)                                 prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form F-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are either sold or may be sold in accordance with Rule 144 (other than control securities);

(b)                                 prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)                                  furnish to the selling Holders such number of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d)                                 use its best efforts to register and qualify the securities covered by such registration statement under such other securities and/or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)                                  in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f)                                   use its best efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g)                                  provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)                                 furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to Section 2, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to Section 2, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities;

(i)                                     notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed, or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

(j)                                    after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

2.5                               Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6                               Expenses of Registration.  All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 2.1 if the registration request is subsequently withdrawn at the request of the Initiating Holders (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Initiating Holders agree to forfeit their right to one registration pursuant to Subsection 2.1(a) or 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information, then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one of their registrations pursuant to Subsection 2.1(a) or 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7                               Delay of Registration.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8                               Indemnification.  If any Registrable Securities are included in a registration statement under this Section 2:

(a)                                 To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and shareholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act (collectively, “Holder Indemnitees”), against any Damages, and the Company will pay to each such Holder Indemnitee any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld or delayed, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration and, provided, further, that the foregoing indemnity obligations are subject to the condition that, insofar as it relates to any untrue statement or omission (or alleged untrue statement or omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement becomes effective or in the final prospectus filed with the SEC, such indemnity agreement shall not inure to the benefit of the Holder’s Indemnitees, if a copy of the amended or final prospectus was not furnished to the Person asserting the loss, liability, suit, claim or damage at or prior to the time such furnishing is required by any applicable securities law and such that the amended or final prospectus would have cured the defect giving rise to such loss, liability, suit, claim or damage.

(b)                                 To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld or delayed; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Subsections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c)                                  Promptly after receipt by an indemnified party under this Subsection 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.8, give the indemnifying party notice of the commencement thereof.  The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one  separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action.  The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall only relieve such indemnifying party of any liability to the indemnified party under this Subsection 2.8 to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 2.8.

(d)                                 To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Subsection 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Subsection 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e)                                  Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Subsection 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

(f)                                   Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

2.9                               Reports Under Exchange Act.  With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form F-3, the Company shall:

(a)                                 make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b)                                 file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c)                                  furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after it has become subject to such reporting requirements), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 (at any time after the Company so qualifies); and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form F-3 (at any time after the Company so qualifies to use such form).

2.10                        Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, the Company may not enter into any agreement with any holder or prospective holder of any securities of the Company that would, among others, (i) allow such holder or prospective holder to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the

Registrable Securities of the Holders that are included; or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder, or otherwise grant such holder senior registration rights, without the approval of the Majority Investors; provided however that the Series D Preferred Shares held by any holder of Series D Preferred Shares (or its Permitted Transferees) investing in the financing that calls for grant of senior registration rights, or registration rights which will comply with either sub-section (i) or (ii) above, beyond its or their pre-emptive rights pursuant to Article 14 of the Amended AOA, shall not be counted towards achieving such majority. For the avoidance of any doubt, it is hereby clarified that if the Company shall issue additional Series D Preferred Shares and grant such holders the same registration rights granted to the holders of Series D Preferred Shares under this Agreement, the foregoing shall not require the consent of the majority of the investors as stated above.

2.11                        “Market Stand-off” Agreement.  Each Holder hereby agrees that such Holder shall not, without the prior written consent of the managing underwriter, (i) sell, pledge or otherwise transfer or dispose of any Ordinary Shares (or other securities) of the Company held by such Holder, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or other securities, in cash, or otherwise, for a period specified by the Company or the representative of the underwriters not to exceed one hundred eighty (180) days following the effective date of the registration statement of the Company filed under the Securities Act with respect to the IPO, provided that:

(a)                                 such agreement shall apply only to the Company’s IPO;

(b)                                 all officers and directors of the Company, all shareholders of the Company holding at least one percent (1%) of the outstanding share capital and holders of registration rights enter into similar agreements; and

(c)                                  any discretionary waiver, release or termination of the foregoing restriction shall apply to all holders of share capital of the Company, on a pro rata basis.

The foregoing provisions of this Subsection 2.11 (1) shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, or the transfer of any shares to any Permitted Transferee of the Holder, provided that the Permitted Transferee agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value and (2) shall not be construed as to prohibit or limit the exercise of warrants or options during such period. The underwriters in connection with such registration are intended third-party beneficiaries of this Subsection 2.11 and shall have the right, power and authority to enforce the provisions hereof as though they were parties hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Subsection 2.11 or that are necessary to give further effect thereto.

2.12                              Restrictions on Transfer.

(a)                                 The Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act and the Israeli Securities Laws and Companies Laws.  A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b)                                 Each certificate, instrument, or book entry representing shares of the Company be notated with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”).  SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT OR AN OPINION OF THE ISSUER’S COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN INVESTORS’ RIGHTS AGREEMENT BETWEEN THE COMPANY, THE SHAREHOLDER, AND OTHER PARTIES, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Subsection 2.12.

(c)                                  The holder of such Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 2.  Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer.  Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who, and whose legal opinion, shall be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company.  The

Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144; or (y) in any transaction in which such Holder distributes Restricted Securities to a  Permitted Transferee of such Holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Subsection 2.12.  Each certificate, instrument, or book entry representing the Restricted Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Subsection 2.12(b), except that such certificate instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.13                        Foreign Jurisdiction.  If, upon the consent of the Majority Investors, the IPO, or any other registration of Company shares, is effected in a jurisdiction other than the United States, the provisions hereof shall apply in respect thereto, and to the laws of such jurisdiction, mutatis mutandis.

2.14                        Termination of Registration Rights.  The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Subsections 2.1 or 2.2 shall terminate upon such time as SEC Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation during a three-month period without registration.

3.                                      Information Rights. Delivery of Financial Statements.  The Company shall deliver to each Major Shareholder:

(a)                                 as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company: (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and a comparison between (x) the actual amounts as of and for such fiscal year and (y) the comparable amounts for the prior year and as included in the Budget (as defined below) for such year, with an explanation of any material differences between such amounts. The financial statements, all in reasonable detail, shall be United States dollar-denominated, and prepared in accordance with United States generally accepted accounting principles (“GAAP”); and audited and certified by independent public accountants of internationally recognized standing selected by the Company;

(b)                                 as soon as practicable, but in any event within sixty (60) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited but reviewed statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet as of the end of such fiscal quarter, all prepared in accordance with United States GAAP (except that such financial statements (i) may be subject to normal year-end audit adjustments and (ii) may not contain all notes thereto that may be required in accordance with United States GAAP;

(c)                                  as soon as practicable, but in any event within sixty (60) days after the end of each quarter of each fiscal year of the Company, a statement showing the number of shares of each class and series of share capital and securities convertible into or exercisable for share capital outstanding at the end of the period, the Ordinary Shares issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Ordinary Shares and the exchange ratio or exercise price applicable thereto, and the number of options (issued and not yet issued but reserved for issuance, if any), all in sufficient detail as to permit the Investors to calculate their respective percentage equity ownership in the Company on both issued and fully-diluted bases, and certified by the chief financial officer or chief executive officer of the Company as being true, complete, and correct;

(d)                                 (i) as soon as practicable, but in any event thirty (30) days before the end of each fiscal year, a budget and business plan for the next fiscal year, approved by the Board of Directors and prepared by the management of the Company, in a form acceptable to the Majority Investors and (ii) such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Major Shareholder may from time to time reasonably request;

(e)                                  with respect to the financial statements called for in Subsection 3.1(a) and Subsection 3.1(b), an instrument executed by the chief financial officer and chief executive officer of the Company certifying that such financial statements were prepared in accordance with United States GAAP consistently applied with prior practice for earlier periods (except as otherwise set forth in Subsection 3.1(b)) and fairly present the financial condition of the Company and its results of operation for the periods specified therein; and

(f)                                   such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Major Shareholder may from time to time reasonably request.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated financial statements of the Company and all such consolidated subsidiaries.

Without derogating from the foregoing, the Company shall deliver to any shareholder which is either a public company, a regulated body or a provident fund (“Regulated Body”), upon its request, any information as may be requested and any other report or information required by it, in order to comply with any applicable law, including without limitation, Securities Laws, Stock Exchange rules and regulations and/or any request of the Stock Exchange, Securities Authority, Ministry of Finance or any other authority. Without derogating from the generality of the above, the Company is aware that such Regulated Bodies are subject to the Securities Law, 5728-1968 and the regulations promulgated thereunder (together the “Securities Law”), as well as to the instructions of the professional staff of the Israel Securities Authority (the “Securities Authority”). The Company hereby undertake, upon any Regulated Body’s reasonable request, to make all commercially efforts to assist the Regulated Body to fulfill the aforementioned legal obligations.

3.2                               Inspection. The Company shall permit, each Major Shareholder (provided that the Board of Directors has not reasonably determined that such Major Shareholder is a competitor of the Company), at such party’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by any Major Shareholder; provided, however, that the Company shall not be obligated pursuant to this Subsection 3.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company).

3.3                               Termination of Covenants.  The covenants set forth in Subsection 3.1 and Subsection 3.2 shall terminate and be of no further force or effect subject to and immediately before the consummation of the IPO.

3.4                               Confidentiality.  Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Subsection 3.4 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Subsection 3.4; (iii) to any existing or prospective Affiliate, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

3.5                               Capitalization Table. Each Existing Investor hereby confirms and acknowledges (i) that the Company equity set forth on the Capitalization Table attached hereto as Schedule 3 next to its name is a true, correct and accurate reflection of all of the Company equity owned by it and to which it is entitled, as of the date hereof, and immediately prior to and simultaneously with each Closing, and (ii) that except as set forth on the Capitalization Table attached hereto as Schedule 3, it (A) does not, and shall not as of each Closing, own any other Company securities, and (B) (except for preemptive rights and anti-dilution rights under certain circumstances, if any, in relation to future issuances by the Company, as set forth in the Amended AOA (as may be amended from time to time in accordance therewith and applicable law)) does not and shall not have any other rights to acquire any other Company securities from the Company, and (C) shall have no claims against the Company in connection with the issuance or non-issuance of any securities in the Company, and any such claims are hereby irrevocably waived in full by such Existing Investor.

3.6                               Dividend Policy. As soon as is reasonably practicable after the end of each fiscal year and at such other time(s) as the Board of Directors of the Company (“Board”) shall specify, the Board shall consider the distribution of some or all of the profits of the Company available for distribution to the Shareholders. The Board may, in making that determination, take into account the provisions of applicable law and the reasonable financial requirements of the Company. Notwithstanding the foregoing, until the payment in full to the holders of Series D

Preferred Shares of their entire Series D Dividend Preference (as defined in the Amended AOA), if, at any time, the Company grants an exclusive license of its intellectual property or assets and as pursuant to such transaction, the Company has actually received non-refundable and non-contingent cash (revenues and/or receipts) in an amount which shall exceed USD $50,000,000(after deduction of VAT and any amounts paid in consideration for manufacturing, research and/or development and other third party expenses and royalties), then to the extent permitted under applicable law, and unless the Majority Investors otherwise agree, the Shareholders will recommend to the Board to distribute, in accordance with the Dividend Preference clause in the Amended AOA (Article 7), the balance of all of its distributable profits accumulated and undistributed in respect of prior periods to that date BUT after allowing for and/or deducting the Company’s budgeted expenditure for the next ensuing twenty-four (24) months. This section will expire upon the consummation of a QPO (as defined in the Amended AOA).

4.                                      Miscellaneous.

4.1                               Successors and Assigns.  The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities; provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Subsection 2.11. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

4.2                                     Governing Law; Prevailing Party; Agent for Service of Process.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Israel, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced either in the New York Courts or the competent courts located in Tel Aviv, Israel. Each party hereby irrevocably submits to the jurisdiction of each of the foregoing venues for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any action, suit or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then, in addition to the obligations of the Company under Section 2.8, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. With respect to claims submitted to New York Courts, the Company irrevocably appoints Zysman, Aharoni, Gayer & Co. and Sullivan & Worcester LLP as its authorized agent (the “Authorized Agent”) upon which process may be served in any suit or proceeding arising out of this Agreement, and agrees that service of process in any manner permitted by applicable law upon the Authorized Agent shall be deemed in every respect effective service of process in any manner permitted by applicable law upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of the Authorized Agent or a substitute authorized agent in full force and effect for a period of three (3) years from the date of this Agreement.

4.3                               Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Such counterparts may be executed and delivered by facsimile or email/.pdf transmission, which shall not impair the validity of such execution or delivery.

4.4                               Titles and Subtitles.  The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

4.5                               Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by facsimile or email, with confirmation of transmission if sent during normal business hours of the recipient, if not, then on the next business day; (c) ten (10) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) two business days after deposit with an internationally-recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent out to the designated addressee as set forth in the respective purchase agreement of each Investor, or to the addresses provided by a party hereunder, as the case may be.

4.6                               Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the Majority Investors, provided however that any rights granted under this Agreement to the Majority in Interest specifically shall not be adversely affected without obtaining the consent of the Majority in Interest; it being clarified that granting senior registration rights to a senior class of shares shall not be deemed in and of itself adversely derogating from the rights of the Majority in Interest, the holders of Remaining Preferred Shares, or any other class of Remaining Preferred Shares. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

4.7                               Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, which shall remain enforceable, to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, the portion of this Agreement containing any provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

4.8                               Aggregation of Shares.  All Registrable Securities held or acquired by Permitted Transferees of a Holder shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Permitted Transferees may apportion such rights as among themselves in any manner they deem appropriate.

4.9                               Additional Investors. Subject to Section 2.10, if the Company issues additional Series E-1 Preferred Shares after the date hereof, any purchaser of such Series E-1 Preferred Shares shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” hereunder.

4.10                        Entire Agreement. (A) This Agreement (including any Schedules hereto and the preamble hereof which are integral parts hereof) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled. (B) Upon the effectiveness of this Agreement, the Current IRA including without limitation, that certain Founders’ and Share Purchase Agreement entered into by and among the Company, Xenia Venture Capital Ltd., Noam Emanuel, Moshe Neuman and Shlomo Barak on March 16, 2008 shall be, and shall be deemed for all purposes, amended, restated, and superseded in its entirety for all purposes.

4.11                        Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such non-breaching or non-defaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

[Remainder of Page Intentionally Left Blank]

[EXECUTION PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors’ Rights Agreement as of the date set forth in the first paragraph hereof.

POLYPID LTD., an Israeli corporation

By:
Name: Amir Weisberg
Title: Chief Executive Officer

[EXECUTION PAGE TO AMENDED AND RESTATAED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors’ Rights Agreement as of the date set forth in the first paragraph hereof.

INVESTOR:

By:
Name:
Title:
Entity Name (if applicable):

SCHEDULE 1

Existing Investors

Rice Inc.

Xenia Venture Capital Ltd.

Amir Weisberg

Prof. David Segal

Aharon Lukach

Yosef Dotan

Yehuda Nir

Uri Rabinovitz

Zvi Pugach

Rami Lerner

Yehiella Metzger

Yafit Shtark

Yechezkel Berenholtz

Shirat Hachaim Ltd.

Aurius Trade Limited

RB Holding Company S.A.

Friendly Angels Club L.P.

David Lichtblau

Max Pohl

Orit Har-Even

Yaniv Amos

Mega Bridge Ltd.

Ramon Gustilo

Amiram Peleg

Itzhak Poran

Ido Grinberg

Yosef (Ayalon) Nemesh

Giora Hagity

Israel Harel

Amos Vizer

Aurum Ventures

Dan Gelvan

Nevat Simon

Raz Dlugin & Co.

Market Bridges Ltd.

Stark Investments (D.H) Ltd.

Neveh-Oded (Kopatch family)

Trans Opera SARL

Guibor, S.A

Financiere Saint James

AW Equity S.A

AHG Polypid LLC

GK Manitoba, LLC

Shavit Capital Fund III (US), L.P.

Shavit Capital Fund 3 (Israel). L.P.

Gabriel Capital Fund (US), L.P.

Gabriel Capital Fund (Israel), L.P.

Gov Financial Holdings Ltd.

East Bayview Holdings, LLC.

The Trust Under the Will of Irene Horn

Arc Group Holdings LLC

Gabriel Menaged

Marc Joseph Irrevocable Trust

Collace Services Ltd.

Harry Grynberg

Yelin Lapidot Provident Funds Management Ltd. on behalf of the following provident funds under their management:

Yelin Lapidot - Provident Bonds with max 25% equity (Gemel Ad 25% Menayot )

Yelin Lapidot - Provident Equities (Gemel Menayatit)

Yelin Lapidot - Education Bonds max 25% equity (Hishtalmut Ad 25% Menayot)

Yelin Lapidot -Severance General (Pitzuim Klali)

Yelin Lapidot - Provident funds- between the ages 50 to 60.

Yelin Lapidot - Education General (Hishtalmut Klali)

Yelin Lapidot - Education Equities (Hishtalmut Menayatit)

Aurum Ventures

Dan Gelvan

Shirat Hachaim Ltd.

Mega Bridge Ltd.

Israel Harel

Yehuda Nir

Aurius Trade Limited

Market Bridges Ltd.

AHG Polypid LLC

GK Manitoba, LLC

Friendly Angels Club L.P.

Stark Investments (D.H) Ltd.

Financiere Saint James

Gary Leibler

CY Company

Master Toy Ltd.

RFG

Duotem Capital Limited

Galit and Avi Friedman

Hany Sualhi

Linda Yona Eligoulachvili

Alain Serge Eligoulachvili

Peradej Throngkitpaisan

Krits Pitimana-aree

Kanlaya Vimollohakarn

Orapin Tanapanpanit

Thanyaporn Supannarat

Vanessa Wang

Your Niece Limited

Brad and Alexandra Krawcyzk

Michelle Glasenberg

Miron Yakuel

Andre Rofe

Maya Halperin

Ronit Ben Hartzi

Galit Gallay Friedman

Benjawan Ekasingh

Mainfield Enterprises

Euro Asia Leasing Ltd.

Mirae Asset Daewoo Co.,Ltd (as a trustee on behalf of ARAM VIX 334AA Specialized Private Securities Investment Trust I-1)

Thamanat Promoow

SCHEDULE 2

Series E-1 Investors

Varda Burstein

Oded Gazit

Omer Gazit

[Shavit Entities]

Shirat Hachaim Ltd.

SCHEDULE 3

Capitalization Table